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                                                                    Exhibit 5

                             STOCKHOLDERS' AGREEMENT

                                   dated as of

                                 March 15, 1990



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

                             STOCKHOLDERS' AGREEMENT
                             -----------------------

                                TABLE OF CONTENTS
                                -----------------

                                                                                                                 Page
                                                                                                                 ----
1.       Definitions..............................................................................................1

2.       Permitted Transfers......................................................................................7

3.       Transfers for Which First Refusal Procedure
           is Required............................................................................................8

4.       First Refusal Procedures................................................................................11

5.       Representations and Warranties..........................................................................18

6.       Changes in Shares of Class B Common Stock...............................................................20

7.       Compliance Provisions...................................................................................20

8.       Amendment and Termination...............................................................................22

9.       Further Assurances......................................................................................23

10.      Miscellaneous...........................................................................................24

11.      Power of Attorney.......................................................................................26

12.      Voting of Class B Common Stock..........................................................................27



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                             STOCKHOLDERS' AGREEMENT

                  This STOCKHOLDERS' AGREEMENT (this "Agreement") dated as of March 15, 1990 by and among the signatories hereto ("Participating Stockholders", as described in Section 1.12 hereof), NACCO Industries, Inc., a Delaware corporation (the "Corporation") and Ameritrust Company National Association, a national banking association, as depository (the "Depository").

                              W I T N E S S E T H:
                              --------------------

                  WHEREAS, the Participating Stockholders own of record or beneficially shares of Class B Common Stock, par value $1.00 per share ("Class B Common Stock"), of the Corporation; and

                  WHEREAS, the Participating Stockholders desire to subject the transfer of all of the shares of Class B Common Stock now owned or hereafter acquired by them to certain mutually agreeable limitations;

                  NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration had and received, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.       Definitions.
         -----------

                  1.1 The term "Amendment" shall mean the Amendment to Stockholders' Agreement substantially in the form of Exhibit A hereto.

                  1.2 The term "business day" means any day other than Saturday, Sunday or a day on which commercial banks are authorized or required to close in Cleveland, Ohio, and shall consist of the time period from 12:01 a.m. through 12:00



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                                                                             2

midnight, Eastern Standard Time or Eastern Daylight Savings Time, whichever is then in effect in Cleveland, Ohio. In computing any time period for purposes of this Agreement, the date of the event which begins the running of such time period shall be included, except that if such event occurs on other than a business day such period shall begin to run on and shall include the first business day thereafter.

                  1.3 The term "Charitable Organization" shall mean an organization to which contributions are deductible for federal income, estate or gift tax purposes and which is established by one or more Participating Stockholders.

                  1.4 The term "Class A Common Stock" shall mean Class A Common Stock, par value $1.00 per share, of the Corporation.

                  1.5 The term "Class B Common Stock" shall have the meaning assigned to it in the first WHEREAS clause of this Agreement.

                  1.6 The term "Corporation" shall have the meaning assigned to it in the introductory paragraph of this Agreement.

                  1.7 The term "current trust interest" means the interest of any beneficiary of a trust to whom income or principal is currently distributable either in the discretion of the trustee or otherwise.

                  1.8 The term "Depository" shall have the meaning assigned to it in the introductory paragraph of this Agreement.

                  1.9  The term "Family Member" shall mean Clara Taplin
Rankin, Frank E. Taplin and Thomas E. Taplin, their spouses, their lineal descendants by blood or by legal adoption prior to the age of 18, the spouses of such lineal descendants, the lineal descendants of any such spouses and trusts exclusively for the benefit of any such persons, and the trust for the benefit of Elizabeth E. Brown under the Trust Agreement, dated December 18, 1963 by and between Clara T. Rankin, Thomas E. Taplin, Frank E. Taplin and National City Bank. In applying the term "exclusively" for purposes of this Agreement, the interest of any Charitable Organization that is a Participating Stockholder (or does not fail to become a Participating Stockholder at the time provided in Section 1.12(c) hereof) or any contingent trust interest having at the time of transfer an actuarial value (under valuation tables then used for federal gift tax purposes for gifts between private individuals) of not more than five percent of the value of the assets of the trust or an unexercised power of appointment shall be ignored.

                  1.10 The term "Offered Shares" shall have the meaning assigned to it in Section 4.1(a) hereof.

                  1.11 The term "Offeror" shall have the meaning assigned to it in Section 4.1 hereof.

                  1.12 The term "Participating Stockholder" shall mean any Family Member or Charitable Organization which has executed a counterpart of this Agreement and delivered a copy thereof to all other Participating Stockholders, or any Family Member or Charitable Organization which hereafter executes and delivers an Amendment, and is bound by the terms hereof. With regard to the definition of "Participating Stockholder," the following also shall apply:




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                                                                              4

                  (a) No Participating Stockholder who is a natural person shall be deemed to forfeit the status of Participating Stockholder upon divorce, remarriage or adoption.

                  (b) In order for a trust exclusively for the benefit of a Family Member or Members to be considered a Participating Stockholder:

                           (i) the trustee and all adult beneficiaries of such
                  trusts having a current trust interest (as well as all Charitable Organization beneficiaries having a current trust interest) shall sign this Agreement as Participating Stockholders;

                           (ii) the trustee and a parent or legal guardian, for
                  trusts with minor beneficiaries having a current trust interest, shall sign this Agreement on behalf of any such minor beneficiaries; or

                           (iii) the trustee and legal guardian, if any, for
                  trusts with incompetent beneficiaries having a current trust interest, shall sign this Agreement on behalf of any such incompetent beneficiaries.

                  (c) If, at any time, any trust shall have an adult beneficiary (and such beneficiary is not incompetent) having a current trust interest or an ascertainable Charitable Organization beneficiary having a current trust interest and if such beneficiary shall fail or be unable to sign this Agreement for a period of 30 calendar days following notification to.such beneficiary of the terms of this Agreement by the Depository and following signature of this Agreement by the trustee, the trust shall thereupon cease to be a Participating Stockholder and Section 3.2 of this Agreement shall then apply as if the shares of Class B Common Stock held by the trust were then to be converted. The donor of a trust that is revocable by the donor alone, during the lifetime of such donor, shall be considered the only beneficiary thereof so long as such trust is so revocable.

                  (d) In the case of Class B Common Stock held by a custodian under the Uniform Transfers to Minors Act (or the practical equivalent thereof) for the benefit of a minor Family Member, the custodian shall sign this Agreement on behalf of such minor if such minor is to be considered a Participating Stockholder.

                  (e) In the case of Class B Common Stock held in the name of a minor Family Member, a parent or legal guardian of such minor shall sign this Agreement on behalf of such minor if such minor is to be considered a Participating Stockholder.

                  (f) In the case of Clash B Common Stock held in the name of an incompetent Family Member, the legal guardian of such incompetent shall sign this Agreement on behalf of such incompetent if such incompetent is to be considered a Participating Stockholder.

                  (g) When a minor described in Section 1.12(d) or (e) reaches the age of majority, or an incompetent described in Section 1.12(f) is no longer impaired by such disability and has reached the age of majority, such Family Member shall execute and deliver an Amendment which has been executed and delivered by the Participating Stockholders (or their attorney-in-fact), the

Corporation and the Depository. If such Family Member shall fail or be unable to sign such Amendment for a period of 30 calendar days following notification to such Family Member of the terms of this Agreement by the Depository, such Family Member shall thereupon cease to be a Participating Stockholder and Section 3.2 of this Agreement shall then apply as if the shares of Class B Common Stock were then to be converted.

                  1.13 The term "Permitted Transferee" shall have the meaning set forth in paragraph 4 of the Restated Certificate.

                  1.14 The term "personal representative" means the executor, administrator or other personal representative of the estate of a deceased Participating Stockholder.

                  1.15 The term "Purchaser" shall have the meaning assigned to it in Section 4.3 hereof.

                  1.16 The term "Restated Certificate" shall mean the Restated Certificate of incorporation of the Corporation, as amended to the date of this Agreement.

                  1.17     The term "spouse" includes a widow or a widower.

2.       Permitted Transfers.
         --------------------

                  2.1 Any Participating Stockholder may at any time sell, assign, give, exchange or otherwise transfer shares of Class B Common Stock or any interest therein to any Family Member who is a Participating Stockholder or becomes a new Participating Stockholder by, simultaneously with such transfer, signing and delivering an Amendment which has been signed and delivered by the Participating Stockholders (or their attorney-in-fact), the Corporation and the Depository. Any Participating Stockholder may at any time give shares of Class B Common Stock or any interest therein to a Charitable Organization that is a Participating Stockholder or becomes a new Participating Stockholder by, simultaneously with such gift, signing and delivering an Amendment. Any shares of Class B Common Stock so transferred shall remain subject to this Agreement in the hands of the transferee. The Participating Stockholder transferring shares of Class B Common Stock pursuant to this Section 2.1 shall provide written notice to the Depository of the transfer at least five business days in advance of the transfer, which notice shall include any instructions regarding the transfer of such shares. Upon request of the Depository, the Participating Stockholder and the transferee shall provide affidavits or such other proof as the Depository may request to confirm that the transfer is permitted by this Section 2.1.

                  2.2 Any Participating Stockholder may pledge shares of Class B Common Stock as security for a loan if the pledgee (being competent to do so) agrees in writing to be bound by this Agreement and to receive such shares of Class B Common Stock subject to this Agreement and otherwise subject to the Restated Certificate and, in the event of default on such loan and levy upon the collateral, to offer such shares of Class B Common Stock to the Participating Stockholders other than the pledgor in accordance with the procedures specified in Section 4 hereof, and to convert into shares of Class A Common Stock in accordance with the Restated Certificate any shares of Class B Common Stock not purchased by such Participating Stockholders.




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                                                                             8

3. Transfers for Which First Refusal Procedure is Required.
   --------------------------------------------------------

                  3.1 Any Participating Stockholder who desires to sell, assign, give, exchange or otherwise transfer any shares of Class B Common Stock (or the shares of Class A Common Stock into which they are convertible) or any interest therein otherwise than as provided in Section 2 hereof shall first offer to sell or exchange such shares of Class B Common Stock to or with the other Participating Stockholders and the Corporation. Such offer shall be made, and may be accepted, in accordance with the procedures specified in Section 4 hereof. During a period of 30 business days following the last to expire of the rights of the other Participating Stockholders and the Corporation, the Offeror shall have the right, in accordance with the Restated Certificate, to convert any such Offered Shares into shares of Class A Common Stock and may transfer such shares of Class A Common Stock or any interest herein free of the limitations provided for herein, but only to the person (except for sales of shares of Class A Common Stock to be made on a national securities exchange or pursuant to an automated quotation system of national securities dealers) to whom such transfer was originally proposed to be made and only on terms (except for price in the case of a gift and sales to be made on a national securities exchange pursuant to an automated quotation system of national securities dealers) no more favorable to such person than those upon which the Offered Shares were offered to the other Participating Stockholders. If such transfer or conversion is not accomplished with such 30-day




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                                                                          9

period, all of the provisions of this Agreement shall again be in effect with respect to such shares of Class B Common Stock.

                  3.2 Any Participating Stockholder who desires to convert shares of Class B Common Stock to Class A Common Stock (except as permitted by
Section 3.1 or 3.3 hereof) in accordance with the Restated Certificate shall first offer to sell or exchange such shares of Class B Common Stock to or with the other Participating Stockholders and the Corporation in accordance with the procedures specified in Section 4 hereof. During a period of 30 business days following the last to expire of the rights of the other Participating Stockholders and the Corporation, the Offeror desiring to convert Offered Shares may do so, but only to the extent that such Offered Shares were not accepted by any other Participating Stockholder or the Corporation, and the shares of Class A Common Stock into which such Offered Shares are converted thereafter shall be free from all of the limitations provided for herein.

                  3.3 Upon the death of a Participating Stockholder, any shares of Class B Common Stock then owned by such Participating Stockholder may be transferred in accordance with Section 2.1 hereof to any other Participating Stockholder by the personal representative of the estate of such deceased Participating Stockholder (or by the trustee of any trust or by any other person by reason of the death of such deceased Participating Stockholder). To the extent that any such personal representative, trustee or other person is required or desires to transfer any shares of Class B Common Stock (or the shares of




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                                                                             10

Class A Common Stock into which they are convertible) owned by a deceased Participating Stockholder, or any interest therein, otherwise than as permitted by Section 2.1 hereof, or is required or desires to convert such shares otherwise than as permitted by this Section 3, such personal representative, trustee or other person shall offer to sell or exchange such shares of Class B Common Stock to or with the other Participating Stockholders and the Corporation in accordance with the procedures specified in Section 4 hereof. Upon completion of the procedures specified in Section 4 hereof, those Offered Shares not purchased by any other Participating Stockholder and the Corporation in accordance with the Restated Certificate, be converted into shares of Class A Common Stock, and thereafter such shares of Class A Common Stock may be transferred to the designated recipient thereof (except for sales to be made on a national securities exchange or pursuant to an automated quotation system of national securities dealers), free of all of the limitations provided for herein. Each of the Participating Stockholders who is a natural person shall cause all appropriate testamentary documents providing for implementation of the foregoing procedures upon such Participating Stockholder's death to be in effect at all times after the date hereof. Each of the Participating Stockholders hereby agrees that the terms and provisions of this Agreement shall govern the transfer of all shares of Class B Common Stock now or hereafter owned by such Participating Stockholder, notwithstanding the terms or provisions of any existing revocable or future estate planning document to the contrary.

4. First Refusal Procedures.
   -------------------------

                  4.1 A Participating Stockholder, the personal representative of the estate of a deceased Participating Stockholder or the trustee of any trust agreement of which a deceased Participating Stockholder is donor (or any other person in possession of shares of Class B Common Stock which are to pass by reason of the death of a Participating Stockholder), in each case which proposes to transfer or convert shares of Class B Common Stock otherwise than as provided in Section 2 hereof, or a pledgee who is required by Section 2.2 hereof to offer shares of Class B Common Stock to other Participating Stockholders and the Corporation (collectively, an "Offeror"), shall send to the Depository a written notice (which shall be irrevocable), dated the date on which it is sent, containing the following information:

                           (a) the number of shares of Class B Common Stock
                  proposed to be transferred (before conversion) or converted (the "Offered Shares");

                           (b) whether the Offeror proposes to transfer under
                  Sections 3.1 or 3.3 hereof or to convert under Sections 3.2 or
                  3.3 hereof the Offered Shares;

                           (c) if the Offeror proposes to transfer the Offered
                  Shares under Sections 3.1 or 3.3 hereof, the name and address of each proposed transferee and the price per share, if any, payable to the Offeror upon such transfer; and




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                                                                             12

                           (d) the date on which the Offeror desires to carry
                  out the proposed transfer or conversion of the Offered Shares, which shall be consistent with the procedures provided for in this Agreement (such date may be not less than 25 nor more than 55 business days after the date of such notice).

If the Offeror proposes to sell Offered Shares under Sections 3.1 or 3.3 hereof, such notice shall be accompanied by written evidence that any price per share payable to the Offeror as specified in such notice is being offered for the Offered Shares in good faith by the proposed transferee. Upon receipt of such notice, the Depository forthwith shall send it to each of the other Participating Stockholders and the Corporation.

                  4.2 Upon delivery of the notice pursuant to the last sentence of Section 4.1 hereof, the other Participating Stockholders shall have the right and option to acquire the Offered Shares, or any of them, for the consideration specified in Section 4.3 hereof. Each of such other Participating Stockholders may exercise such right, at any time before the expiration of seven business days after such written notice and accompanying evidence (if applicable) have been sent to such other Participating Stockholders and the Corporation, in proportion to the respective holdings of shares of Class B Common Stock of such other Participating Stockholder compared to the aggregate holdings of shares of Class B Common Stock of all such other Participating Stockholders. The right to acquire Offered Shares may be exercised by a Participating Stockholder by sending a written notice (which shall be irrevocable) to the Depository, dated the date that it is sent and sent at any time prior to the expiration of the aforesaid seven-day period, specifying the number of Offered Shares such Participating Stockholder is acquiring and the consideration such Participating Stockholder will deliver in accordance with Section 4.3 hereof.

                  If any such Participating Stockholder fails to exercise such Participating Stockholder's right to acquire the Offered Shares to its full extent, then such right may be exercised by the other such Participating Stockholders (to the extent that it has not been exercised by such Participating Stockholder) at any time before the expiration of five business days after written notice has been sent by the Depository to such other Participating Stockholders of such failure, in whatever proportion they may agree upon and, if they cannot agree, in proportion to the respective holdings of each compared to the aggregate holdings of all of them. If any of such other Participating Stockholders fail to exercise their rights to acquire any Offered Shares to their full extent, then such rights may be exercised by the Corporation (to the extent of any Offered Shares remaining) at any time before the expiration of three business days after written notice has been sent by the Depository to the Corporation of such failure. The right of Participating Stockholders or the Corporation to acquire additional Offered Shares as to which any Participating Stockholder has failed to exercise his right to acquire may be exercised by sending a written notice (which shall be irrevocable) to the Depository, dated the date that it is sent and sent at any time prior to the expiration of the aforesaid five-day period or three-day period, as the case may be, specifying the number of Offered Shares to be acquired and the consideration to be delivered in accordance with Section 4.3 hereof.

                  In applying the term "holdings" in this Section 4.2 in the case of shares of Class B Common Stock owned by a trust, the trust shall be considered to own the holding; except that, if the trustee fails to any extent to exercise a right to acquire Offered Shares, beneficiaries of the trust who are Participating Stockholders owning more than 50 percent of either the then current income or the remainder interest in the trust and desiring to exercise such right shall be considered to own the holding only in such proportions as such beneficiaries shall agree upon.

                  4.3 Shares of Class B Common Stock acquired by a Participating Stockholder or the Corporation in accordance with Section 4.2 (individually, a "Purchaser") hereof may be paid for, at the election of such Purchaser in cash, shares of Class A Common Stock or a combination of such consideration as follows:

                           (a) to the extent that such Purchaser elects that the
                  price be paid in shares of Class A Common Stock, the number of shares of Class A Common Stock that shall be delivered in exchange shall be equal to the number of shares of Class B Common Stock to be exchanged; and

                           (b) to the extent that such Purchaser elects that the
                  price shall be paid in cash, the cash price for shares of Class B Common Stock shall be equal to the average of the last sale price of the shares of Class A Common Stock as reported on the New York Stock Exchange (or on the principal national securities exchange or automated quotation system of national securities dealers on which the shares of Class A Common Stock may then be traded) on the 5 trading days preceding the date of the Offeror's notice sent pursuant to Section 4.1 hereof, as reported in The Wall Street Journal (or, if such periodical is not then published, the most comparable periodical then being published) or such higher price as may have been specified in such notice.

                  4.4 The sale or exchange contemplated by these procedures shall be closed (a "Closing") at the principal corporate trust office of the Depository on the date which is not later than 25 business days after the date of the notice given pursuant to Section 4.1 hereof.

                  4.5      At any Closing hereunder:

                           (a) Against delivery of the Offered Shares to be
                  purchased from the Offeror, each Purchaser shall make payment to the Offeror by certified or bank check payable to the Offeror or wire transfer to an account designated by the Offeror of that portion of the aggregate price for the Offered Shares being paid in cash by such Purchaser and shall deliver, in payment of that portion of the aggregate purchase price for the Offered Shares being paid in shares of Class A Common Stock by such Purchaser, a duly executed certificate or certificates representing such shares, together with stock powers endorsed in blank relating to such certificates and a written representation by such Purchaser that the Offeror will receive good and marketable title to such shares, free of all adverse claims, liens, encumbrances and security interests other than such of the foregoing as have been created by or through such Offeror; and

                           (b) The Offeror shall deliver to each Purchaser of
                  the Offered Shares being purchased by such Purchaser a duly executed certificate or certificates representing such Offered Shares, together with stock powers endorsed in blank relating to such certificates and a written representation by such Offeror that such Purchaser will receive good and marketable title to such shares, free of all adverse claims, liens, encumbrances and security interests, other than such of the foregoing as have been created by the Restated Certificate by or through such Purchaser.

If, following the record date for determining the stockholders entitled to vote at a meeting of the Corporation's stockholders, but before the date of such meeting, either a Purchaser taking delivery of Offered Shares or an Offeror taking delivery of shares of Class A Common Stock requests, the party delivering such shares shall also deliver an irrevocable proxy, duly executed by such party, authorizing such persons as the Purchaser or the Offeror, as the case may be, shall designate to act as his lawful agents, attorneys and proxies, with full power of substitution, to vote in such manner as each such agent, attorney and proxy or his substitute shall in his sole discretion deem proper. If, following the record date for determining the stockholders entitled to consent in writing to an action of the Corporation without a meeting, but before the latest effective date for written consents with regard to such action, the Purchaser taking delivery of Offered Shares or the Offeror taking delivery of shares of Class A Common Stock requests, the party delivering such shares shall also deliver a power of attorney, duly executed by such party, authorizing such persons as the Purchaser or the Offeror, as the case may be, shall designate to act as his lawful attorneys or attorneys-in-fact, with full power to consent in writing in such manner as each such attorney or attorney-in-fact shall in his sole discretion deem proper.

5.       Representations and Warranties.
         -------------------------------

                  Each Participating Stockholder, for such Participating Stockholder only and not for any other Participating Stockholder, represents and warrants to the other Participating Stockholders and the Corporation as follows:

                           (a) Such Participating Stockholder is. the record and beneficial owner of the shares of Class B Common Stock identified below such Participating Stockholder's name on the signature pages hereto

                  (except as otherwise described thereon), and except as otherwise described thereon such Participating Stockholder does not own of record or beneficially or have any interest in any other shares of Class B Common Stock or any options to purchase or rights to subscribe for or otherwise acquire any other shares of Class B Common Stock other than pursuant to this Agreement;

                           (b) Such Participating Stockholder has the right,
                  power and authority to execute and deliver this Agreement and to perform such Participating Stockholder's obligations hereunder; if this Agreement is being executed by a trustee on behalf of a trust, such trustee has full right, power and authority to enter into this Agreement on behalf of the trust and to bind the trust and its beneficiaries to the terms hereof; the execution, delivery and performance of this Agreement by such Participating Stockholder will not constitute a violation of, conflict with or result in a default under (i) any contract, understanding or arrangement to which such Participating Stockholder is a party or by which such Participating Stockholder is bound or require the consent of any other person or any party pursuant thereto; (ii) any judgment, decree or order applicable to such Participating Stockholder; or (iii) any law, rule or regulation of any governmental body;

                           (c) This Agreement constitutes a legal, valid and
                  binding agreement on the part of such Participating Stockholder; the shares of Class B Common Stock owned of record and beneficially by such Participating Stockholder are fully paid and non-assessable; and

                           (d) The shares of Class B Common Stock owned
                  beneficially and of record by such Participating Stockholder are now held by such Participating Stockholder, free and clear of all adverse claims, liens, encumbrances and security interests (except as created by this Agreement and the Restated Certificate).

6.       Changes in Shares of Class B Common Stock.
         ------------------------------------------

                  In the event of any change in the terms of the shares of Class B Common Stock, or any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, or any merger, reorganization, consolidation or other corporate transaction having an effect similar to the foregoing, the provisions of this Agreement shall continue to apply to the shares of Class B Common Stock or any securities of any corporation issued in lieu thereof or with respect thereto subject, however, to such equitable adjustment, if any, as may be necessary to reflect any change in the relative rights and privileges of the shares of Class A Common Stock and Class B Common Stock.

7. Compliance Provisions.
   ----------------------

                  7.1 All certificates representing the shares of Class B Common Stock owned of record or beneficially by the Participating Stockholders at the date of this Agreement shall be delivered to the Depository to be marked conspicuously on the face or the back thereof with a legend to the following effect:

                            The shares of Class B Common Stock, par value $1.00
                  per share, of NACCO Industries, Inc., a Delaware corporation (the "Corporation"), represented by this Certificate are subject to a Stockholders' Agreement dated as of March 15, 1990 and originally entered into by and among the Corporation, Clara T. Rankin, Frank E. Taplin, Thomas E. Taplin and other parties. Pursuant to such Agreement, such shares may not be sold, assigned, given, exchanged or otherwise transferred or converted into shares of Class A Common Stock, par value $1.00 per share, of the Corporation (except for transfers to certain persons specified in such Agreement) except upon compliance with certain procedures, including, without limitation, offer of such Shares to certain other stockholders of the Corporation and the Corporation and, in certain situations, conversion into shares of Class A Common Stock. The Corporation will mail to the holder hereof a copy of such agreement without charge within five days after receipt of a written request therefor.

Following the application of such legend, the Depository shall return each certificate to its Participating Stockholder owner by registered mail, return receipt requested. Each Participating Stockholder, forthwith upon becoming the record or beneficial owner of any other shares of Class B Common Stock, and each other Family Member or Charitable Organization, forthwith upon becoming a new Participating Stockholder by executing and delivering an Amendment and becoming the record or beneficial owner of any shares of Class B Common Stock shall, to the extent legally able to do so, cause all certificates representing the same to be delivered to the Depository for the application of such legend. The Depository shall return each certificate to its Participating

Stockholder owner by registered mail, return receipt requested, following the application of such legend. All of the certificates representing all shares of Class B Common Stock now or hereafter owned (of record or beneficially) by any of the Participating Stockholders shall continue to bear such legend until such shares of Class B Common Stock are converted into shares of Class A Common Stock as permitted by Section 3 hereof or, if earlier, the termination of this Agreement in accordance with the terms hereof. Any Participating Stockholder may cause possession of such certificates to be given to or retained by any pledgee to be held as security in accordance with Section 2.2 hereof upon delivery to the Depository of the written agreement of the pledgee referred to in such Section.

                  7.2 The further rights and duties of the Depository shall be governed by the terms and conditions contained in Exhibit B attached hereto.

8.       Amendment and Termination.
         --------------------------

                  This Agreement may be amended or terminated only by a written instrument referring specifically to this Agreement and executed and delivered by Participating Stockholders owning 66-2/3 percent of the shares of Class B Common Stock subject to this Agreement, PROVIDED, HOWEVER, that (a) notwithstanding the foregoing, a Family Member or Charitable Organization may execute and deliver the Amendment in accordance with Section 2 hereof for the purpose of becoming a Participating Stockholder, (b) only those Participating Stockholders executing and delivering an amendment extending the term of this Agreement or amending the restrictions on transfer of shares of Class B Common Stock contained herein shall be bound by such amendment, and (c) no amendment of the rights and obligations of the Depository set forth herein or in Exhibit B hereto shall be binding upon the Depository without its prior written agreement. This Agreement, unless extended in accordance with the immediately preceding sentence, shall terminate on March 15, 2030. This Agreement, moreover, shall terminate in any event 21 years after the death of the last to die of the lineal descendants of Clara T. Rankin living on the date of this Agreement.

9. Further Assurances.
   -------------------

                  9.1 Each party hereto shall perform such further acts and execute such further documents as may reasonably be required to carry out the provisions of this Agreement, including instruments necessary or desirable to complete the transfer, sale and assignment of any Offered Shares. Each Participating Stockholder agrees that at all times during the term of this Agreement all shares of Class B Common Stock owned beneficially and of record by such Participating Stockholder shall be held free and clear of all adverse claims, liens, encumbrances and security interests (except as created by this Agreement and the Restated Certificate and except as permitted by Section 2.2 hereof).

                  9.2 Each Participating Stockholder shall defend, indemnify and hold harmless each of the other Participating Stockholders from and against any and all claims, damages, demands, causes of action, suits, judgments, debts, liabilities, costs and expenses (including but not limited to court costs and attorneys fees) resulting from (a) any failure by such Stockholder to carry out, perform, satisfy, discharge any of its covenants, agreements, undertakings, obligations or liabilities under this Agreement, and. (b) any breach of a warranty or representation made by such Stockholder hereunder.

10.      Miscellaneous.
         --------------

                  10.1 Notwithstanding any provisions hereof to the contrary, shares of Class B Common Stock may be offered to the Corporation solely for cash at any time it may offer to purchase the same, free of the limitations provided for in this Agreement.

                  10.2 All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed given when delivered in hand or 72 hours after being deposited in a United States Post Office, postage prepaid, registered or certified mail, and addressed to the addressee at the address set forth below such addressee's signature on the signature pages hereto, or to such other address as such addressee may specify to the Depository.

                  10.3 This Agreement shall inure to the benefit of and be binding upon the Participating Stockholders, any pledgee who agrees to be bound hereby pursuant to Section 2.2 hereof and their respective successors, heirs, personal representatives, legatees and assigns, PROVIDED, HOWEVER, that no Participating Stockholder or the Corporation may assign any of their rights hereunder. All references herein to the Corporation and the Depository, shall include any other corporation or other entity to which this Agreement may be assigned, by operation of law or otherwise, in connection with any merger, reorganization, consolidation or other corporate transaction having an effect similar to the foregoing, and all references herein to the Restated Certificate shall refer to the charter of any such other corporation, however denominated.

                  10.4 If any term or provision of this Agreement shall be found unenforceable by any court of competent jurisdiction to any extent, such holding shall not invalidate or render unenforceable such term or provision to any greater extent or render unenforceable or invalidate any other term or provision hereof.

                  10.5 This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument, without production of the others.

                  10.6 This Agreement shall be construed in accordance with the internal substantive laws of the State of Delaware, PROVIDED, HOWEVER, that the rights and duties of the Depository contained in Exhibit B attached hereto shall be construed in accordance with the internal substantive laws of the State of Ohio.

                  10.7 The parties hereto agree that the shares of Class B Common Stock subject to this Agreement are unique and that legal remedies for breach of this Agreement will be inadequate and that this Agreement may be enforced by injunctive or other equitable relief in addition to any other remedies which the parties hereto otherwise may have.

                  10.8 Notwithstanding any other term or provision of this Agreement to the contrary, this Agreement shall not be effective until it has been executed and delivered by Alfred M. Rankin, Jr.

11.      Power of Attorney.
         ------------------

                  Each of the undersigned Participating Stockholders hereby constitutes and appoints Alfred M. Rankin, Frank E.
Taplin, Thomas E. Taplin, Alfred M. Rankin, Jr., Dennis W.
LaBarre, Michael G. Marting and each of them, as the true and lawful attorney or attorneys-in-fact, with full power of substitution and resubstitution, for the undersigned and in the name, place and stead of the undersigned, in any and all capacities to:

                           (a) execute any and all statements under Section 13
                  or Section 16 of the Securities Exchange Act of 1934, as amended, of beneficial ownership of shares of Class B Common Stock subject to this Agreement, including all statements on
                  Schedule 13D and all amendments thereto, all joint filing agreements pursuant to Rule 13d-1(f) (iii) under such Act in connection with such statements, all initial statements of beneficial ownership on Form 3 and any and all other documents to be filed with the Securities and Exchange Commission, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and

                           (b) execute and deliver any and all Amendments
                  whereby a Family Member or Charitable Organization becomes a Participating Stockholder, granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them, or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue of this Section Il. The grant of this power of attorney shall not be affected by any disability of such undersigned individual Participating Stockholder. If applicable law requires additional or substituted language or formalities (including witnesses or acknowledgements) in order to validate the power of attorney intended to be granted by this Section II, each Participating Stockholder agrees to execute and deliver such additional instruments and to take such further acts as may be necessary to validate such power of attorney.

12.      Voting of Class B Common Stock.
         -------------------------------

                  Notwithstanding any other term or provision in this Agreement to the contrary, nothing in this Agreement shall obligate any Participating Stockholder to cast votes with respect to the shares of Class B Common Stock now or hereafter owned by such Stockholder in any manner, to vote for or against, or to abstain from voting with respect to, any matter submitted to a vote of the stockholders of the Corporation or to express or withhold consent to any action of the Corporation in writing without a meeting, and nothing in this Agreement shall be deemed to authorize any Participating Stockholder to act by proxy for any other Participating Stockholder.

                  IN WITNESS WHEREOF, the Participating Stockholders, the Corporation and the Depository have executed this Agreement or caused this Agreement to be executed in their respective names, as the case may be, all as of the date and year first above written.

/s/ Erica J. Moehring                         /s/ Alfred M. Rankin
----------------------------                  ----------------------------
Witness                                       Alfred M. Rankin

/s/ Jean E. Carpenter                         Date:  March 1, 1990
----------------------------                  ---------------------------------
Witness
                                              Address:  River Road
                                              Chagrin Falls, Ohio 44022
No. of Shares of Class B
    Common Stock                              Certificate No.
---------------------------                   ---------------